UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):    May 25, 2004

                            THE GOLDFIELD CORPORATION
                            -------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                                    --------
                 (State or Other Jurisdiction of Incorporation)

                  1-7525                             88-0031580
                  -------                            ----------
         (Commission File Number)         (I.R.S. Employer Identification No.)

  100 Rialto Place, Suite 500, Melbourne, Florida          32901
  -----------------------------------------------          -----
     (Address of Principal Executive Offices)            (Zip Code)

                                 (321) 724-1700
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events and Regulation FD Disclosure.

At the 2004 Annual Meeting of the Stockholders of The Goldfield Corporation (the "Company") on May 25, 2004, John H. Sottile, the Company's Chairman of the Board of Directors, President and Chief Executive Officer, made the following statement:

At this point, I would like to turn to the management report and afterwards provide you an opportunity to ask questions. I want to give you a snapshot of the company's activities during 2003, discuss recent business, and give you an outline of our strategy to continue maximizing shareholder value in the future. I would encourage all of you to review the more detailed information which can be found in our SEC filings, which may be accessed through our website at www.goldfieldcorp.com.

Let me begin with the 2003 overview. Quite simply, 2003 was a year of strong improvement for Goldfield - a year when we significantly increased revenues and income from all of our operations.

On the numbers side, revenues from continuing operations increased more than 47 percent to nearly $33 million, while income from continuing operations grew 41 percent to half a million dollars, or 2 cents per share.

It is important to note that Goldfield's growth was driven by strong results in both our electrical construction and real estate businesses.

Electrical Construction
-----------------------

During last year's shareholders meeting, I indicated there were signs of a general turnaround in the electrical construction industry. This did not materialize. The industry continues in a slump, with many of our competitors reporting losses. Despite this industry environment, Southeast Power experienced growth in both revenue and operating income. This success is even more significant when you consider that it did not include any work related to the northeast grid replacement efforts which we had expected to result from the power outage last August.

Although Southeast Power has had an exceptional first quarter this year, we do not expect the same pace to continue in the second and third quarters. As we reported in our first quarter Form 10-Q, our backlog level declined 28 percent from the same date a year ago. We are currently experiencing a lower demand for electrical construction services from many of our utility customers. We believe that this is also the case for our competitors. This general fall-off in industry demand may likely have an adverse effect on pricing and margins. As you know, our electrical construction work at any point involves a limited number of projects, and this, coupled with fluctuations in demand and any unanticipated developments on particular projects, necessarily produces uneven results.

The immediate future of our electric construction business may also be affected by recent operational issues (some safety-related) at two of our major customers, which together accounted for approximately 28 percent of Southeast Power's revenues over the last three years. In the case of one customer, these incidents resulted in termination of an ongoing contract, the unrecovered portion of which represented about 11 percent of our electrical construction backlog at March 31, 2004. In the case of the other customer, we do not anticipate termination of any existing contracts. With respect to both customers, we may be temporarily limited in our ability to bid on certain of their future projects.

At this point, we cannot gauge the precise impact of these developments, but they may have a material adverse effect on our near-term electrical construction results. Southeast Power has taken steps to strengthen its training and quality control efforts to prevent reoccurrence of such situations. In view of our long history of satisfactory professional relationships with these and our other customers, we believe that Southeast Power will continue to perform well in the future.

Real Estate
-----------

Our real estate development activities were strong in 2003.  During 2003, we:-

     o Completed and sold our second luxury waterfront condominium development, Riomar, near Cocoa Beach.

     o Began construction of our third luxury waterfront condominium development, Cape Club, in Cape Canaveral. All units there are under contract for sale, and completion is expected in the second quarter of 2004.

     o Obtained reservations for sale on approximately 90 percent of the units in Oak Park, the company's townhouse-style project. This 40 unit project is expected to commence construction in the third quarter of this year.

     o Completed the preliminary planning for a multi-phase river view residential complex in Melbourne, called Pineapple House. If all phases are completed, this project would be substantially larger than any of our prior developments. Although Pineapple House is still in the permitting phase, we currently estimate that it will be completed in stages over the next several years.

  In short, we have continued to build on our solid reputation for planning, completing and selling high quality luxury condominium developments in Brevard County, Florida.

                                   **********

Along with the strong successes in our two core businesses, we continued to develop new initiatives designed to expand our customer base and grow the company in the future. For example, we:-

     o Expanded the reach of Goldfield's electrical construction services by establishing a northern division, based in South Carolina. The division provides both telecommunication and electrical construction services beyond the company's traditional markets, and into the mid-Atlantic and northern region of the U.S.

     o And we bolstered Goldfield's stock repurchase program, extending it through September 16, 2004 and increasing the number of shares purchasable to 2.5 million, of which the company has already purchased approximately 1.3 million shares.

                                   **********

Certain statements in this Current Report on Form 8-K are forward-looking and actual results may differ materially. For further details, please see the Company's filings with the Securities and Exchange Commission.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            THE GOLDFIELD CORPORATION

                            By: /s/ Stephen R. Wherry
                                ---------------------
                            Name: Stephen R. Wherry
                            Title: Vice President, Finance and Chief Financial Officer (Principal Financial Officer), Treasurer, Assistant Secretary and Principal Accounting Officer


Dated:  May 25, 2004